Exhibit 8(a) Consent of Independent Auditors



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-76799 of Lincoln Benefit Life Variable Life Account of Lincoln Benefit Life Company on Form S-6 of our report dated February 23, 2001 relating to the financial statements and the related financial statement schedule of Lincoln Benefit Life Company, and our report dated March 16, 2001 relating to the financial statements of Lincoln Benefit Life Variable Life Account, included in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




/s/ Deloitte & Touche LLP
Chicago, Illinois
April 19, 2001

Exhibit 8(b) Consent of Attorneys



Christopher S. Petito

                                                                    202-965-8152


                                            April 19, 2001



Lincoln Benefit Life Company
Lincoln Benefit Life Variable Annuity Account
Lincoln Benefit Life Centre
Lincoln, Nebraska  68501-0469

Ladies and Gentlemen:


We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 2 to the Registration Statement No. 333-76799 of Lincoln Benefit Life Variable Life Account on Form S-6. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                    Very truly yours,

                                    Jorden Burt LLP


                               /s/ Christopher S. Petito
                            By:----------------------
                               Christopher S. Petito